UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2026

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)
(203) 964-0096
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2026 Annual Meeting of Stockholders of Gartner, Inc. (the “Company”) was held on May 28, 2026. With respect to the three proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of thirteen nominees to the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non-Votes
Peter E. Bisson	59,667,578	258,094	14,384	4,108,524
Edward P. Bousa	59,452,364	459,036	28,656	4,108,524
Richard J. Bressler	55,478,769	4,431,742	29,545	4,108,524
Raul E. Cesan	57,466,713	2,458,449	14,894	4,108,524
Karen E. Dykstra	55,388,556	4,537,774	13,726	4,108,524
Diana S. Ferguson	51,575,373	8,349,045	15,638	4,108,524
Anne Sutherland Fuchs	55,065,952	4,858,482	15,622	4,108,524
William O. Grabe	54,984,038	4,940,419	15,599	4,108,524
José M. Gutiérrez	59,627,286	296,368	16,402	4,108,524
Eugene A. Hall	56,607,811	3,133,094	199,151	4,108,524
Stephen G. Pagliuca	55,338,566	4,571,565	29,925	4,108,524
Daniela L. Rus	59,779,695	131,398	28,963	4,108,524
Eileen M. Serra	58,286,822	1,637,928	15,306	4,108,524

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	52,244,896
Votes Against	7,577,911
Abstentions	117,249
Broker Non-Votes	4,108,524

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year:

Votes For	56,028,004
Votes Against	8,006,764
Abstentions	13,812
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 2, 2026	By:	/s/ Craig W. Safian

Craig W. Safian Executive Vice President and Chief Financial Officer